                                                                  EXHIBIT 10.1


ARTHUR ROBINSON                                                 ALLENS
& HEDDERWICKS                                                   ARTHUR ROBINSON
                                                                GROUP
                                                                ---------------


                           V/LINE FREIGHT CORPORATION

                                     (VLF)

                                      AND

                            FREIGHT VICTORIA LIMITED

                                      AND

                               RAILAMERICA, INC.



-------------------------------------------------------------------------------

                            SALE OF ASSETS AGREEMENT

-------------------------------------------------------------------------------








                         ARTHUR ROBINSON & HEDDERWICKS

                                   Melbourne

                                  Ref RLO:PJS

                                 Tel 9614 1011

                               TABLE OF CONTENTS


1.       DEFINITIONS AND INTERPRETATION.................................................1

         1.1      Definitions...........................................................1
         1.2      Interpretation.......................................................15
         1.3      Consents or approvals................................................15

2.       SALE OF PLANT AND EQUIPMENT...................................................16

3.       PURCHASE PRICE................................................................17

4.       COMPLETION....................................................................18

         4.1      Time and venue.......................................................18
         4.2      VLF's obligations....................................................18
         4.3      Purchaser's obligations..............................................19
         4.4      Duty.................................................................21
         4.5      Interdependence of Completion........................................22
         4.6      Approval of assignment...............................................22

5.       PASSING OF PROPERTY...........................................................22

6.       REGISTRATION OF OWNERSHIP.....................................................22

7.       RISK..........................................................................22

8.       EMPLOYEES.....................................................................22

9.       SUPERANNUATION ARRANGEMENTS...................................................25

         9.1      Members of the State Superannuation Fund.............................25
         9.2      Members of the Victorian Superannuation Fund.........................27
         9.3      Administrative arrangements..........................................29
         9.4      Superannuation Adjustment............................................31

10.      BOOK DEBTS....................................................................31

11.      SUBSISTING ORDERS AND CONTRACTUAL OBLIGATIONS.................................31

12.      SOFTWARE LICENCES.............................................................32


13.      HIRING AGREEMENTS.............................................................32

14.      ADJUSTMENT OF OUTGOINGS.......................................................32

15.      WARRANTIES AND ACKNOWLEDGMENTS................................................33

         15.1     Purchaser warranties.................................................33
         15.2     VLF warranties.......................................................35
         15.3     Exclusion of other warranties and warranty claims....................35
         15.4     Purchaser acknowledgments............................................37

16.      CONTINUITY OF THE BUSINESS....................................................41

19.      INTEREST ON DEFAULT...........................................................42

20.      BOOKS AND RECORDS.............................................................43

21.      ACCESS........................................................................43

22.      CONFIDENTIALITY...............................................................43

         22.1     General obligations..................................................43
         22.2     Exceptions...........................................................44

23.      CONSEQUENCES OF TERMINATION...................................................45

24.      DUTIES, COSTS AND EXPENSES....................................................45

         24.1     Payment of Duty......................................................45
         24.2     Indemnity............................................................45
         24.3     Costs and expenses...................................................45

25.      NO MERGER.....................................................................45

26.      ASSIGNMENT....................................................................45

27.      FURTHER ASSURANCES............................................................46

28.      ENTIRE AGREEMENT..............................................................46

29.      NO WAIVER.....................................................................46

30.      NOTICES.......................................................................46



31.      GUARANTEE.....................................................................47

         31.1     Guarantee............................................................47
         31.2     Liability unaffected by other events.................................48
         31.3     Continuing guarantee and indemnity...................................48

32.      GOVERNING LAW AND JURISDICTION................................................48

33.      COUNTERPARTS..................................................................48


                            SALE OF ASSETS AGREEMENT

THIS AGREEMENT is made on 22 February 1999 between:

1. V/LINE FREIGHT of Level 1, 589 Collins Street, Melbourne (trading as V/Line Freight Corporation) (VLF);

2. FREIGHT VICTORIA LIMITED (ACN 075 295 644) incorporated in the Australian Capital Territory of Level 23, 101 Collins Street, Melbourne; and

3. RAILAMERICA, INC. incorporated in Delaware of 301 Yamato Road, Suite 1190, Boca Raton, Florida 33431 (the GUARANTOR).


RECITALS

A.       VLF is a body corporate established under the Rail Corporations Act
         1996 (Vic).

B. VLF, at the request of the Guarantor, has agreed to sell the Assets to the Purchaser and the Purchaser has agreed to buy the Assets and enter into the other Transaction Documents on the terms of this Agreement.

C. The Purchaser and the Guarantor acknowledge that the objectives of VLF and, through it, the State, pursuant to this Agreement and the other Transaction Documents include:

         (a) to minimize VLF's and the State's exposure to residual risks and liabilities associated with the Business, the Assets and the property, rights and interests arising under or in connection with the Transaction Documents;

         (b) to facilitate the development of an expanding rail freight industry in Victoria as a viable alternative to road transport; and

         (c) to secure a progressive improvement in the quality of services available to freight customers in Victoria.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         The following definitions apply unless the context requires otherwise:

         ACCESS AGREEMENTS means:

         (a) an access agreement with VLP in the form set out in Annexure 1 and initialled by the parties for the purposes of identification;

         (b) an access agreement with Bayside Trains in the form set out in Annexure 2 and initialled by the parties for the purposes of identification;

         (c) an access agreement with The Victorian Railway Corporation Pty Ltd substantially in the form set out in Annexure 3 and initialled by the parties for the purposes of identification;

         (d) an access agreement with Hoys Roadlines Pty Ltd substantially in the form set out in Annexure 4 and initialled by the parties for the purposes of identification; and

         (e) an access agreement with Great Northern Rail Services Pty Ltd substantially in the form set out in Annexure 5 and initialled by the parties for the purposes of identification.

         ACTUAL REDUNDANCY COSTS means the aggregate redundancy costs incurred by VLF, VRTC, PTC or the State in respect of employees of VLF, VRTC or PTC identified in the Data Room as being in the pool of employees available to be employed by the Purchaser who do not receive an Employment Offer, calculated in accordance with the methodology set out in Schedule 11.

         ACCREDITATION means accreditation, as an operator of Rolling Stock and as manager of the Intrastate Infrastructure, under Division 3 of Part VI of the Transport Act 1983 (Vic).

         ACTIVE MEMBER means a person who contributes to, or who is accruing benefits in, a superannuation fund.

         ADVERTISING MATERIAL means all advertising, sales and marketing material used by VLF in connection with the Business.

         ARBITRATOR means the Director or a person nominated by the Director for the purpose of determining a dispute under Clause 2.2.

         ARTC ACCESS AGREEMENTS means the access agreements between Australian Rail Track Corporation and VLF substantially in the form set out in Annexure 6 and initialled by the parties for the purposes of identification.

         ASSETS means the assets to be sold by VLF under Clause 2.

         ASSET REGISTER means the asset register of any of VLF, PTC or VRTC.

         AUTHORISATION includes:

         (a) any consent, authorisation, registration, filing, lodgement, permit, franchise, agreement, notarisation, certificate, permission, licence, approval, direction, declaration, authority or exemption from, by or with a Governmental Agency; or

         (b) in relation to anything that would be fully or partly prohibited or restricted by law if a Governmental Agency intervened or acted in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

         BAYSIDE TRAINS means Met Train 1, a statutory corporation established under the Rail Corporations Act 1996 (Vic).

         BENEFICIARY'S ACCOUNT means an account established and maintained by the Victorian Superannuation Board under Section 37B of the Public Sector Superannuation (Administration) Act 1993 (Vic).

         BOARD PAPERS means all documents made available to the directors of VLF or any one or more of them or tabled at meetings of the board of directors of VLF including periodic board papers, submissions, minutes, letters and board committee and sub-committee papers.

         BOOK DEBTS means all amounts owing or due to VLF at the time of Completion for services or goods provided or supplied by VLF in or in connection with the Business.

         BUSINESS means the business of operating rail freight services and services ancillary or incidental to rail freight services conducted by VLF.

         BUSINESS CONTRACTS means the agreements specified in Schedule 1 made by VLF with its customers or suppliers or otherwise in connection with the Business.

         BUSINESS NAMES means the business, trade and brand names specified in
         Part 1 of Schedule 2.

         BUSINESS RECORDS means all books of account, accounts, records and data and all other documents relating solely to the Business or the Assets including maintenance records for the Rolling Stock but excluding Board Papers.

         COMMUNICATIONS SYSTEMS IMPLEMENTATION SERVICES AGREEMENT means the communications systems implementation services agreement substantially in the form set out in Annexure 7 and initialled by the parties for the purposes of identification.

         COMPLETION means the completion by the parties of the sale and purchase of the Assets as provided in Clause 4.

         COMPLETION DATE means that date prior to 30 June 1999 (not being a date earlier than eight weeks after the date of this Agreement) notified in writing by VLF to the Purchaser not less than two weeks prior to that date.

         COMPLYING SUPERANNUATION FUND means a superannuation fund which is a complying superannuation fund for the purposes of the Income Tax Assessment Act 1936 (Cth).

         CONTRACTS means:

         (a)      the Business Contracts;

         (b)      all contracts and orders referred to in Clause 11; and

         (c) the benefit of the contracts and orders referred to in paragraphs (a) and (b) (including VLF's property and interest in and rights under those contracts and orders).

         CORPORATIONS LAW means the Corporations Law of Australia.

         DATA ROOM means the data room relating to the sale of the Business situated at Olderfleet Building, Level 6, 477 Collins Street, Melbourne.

         DEED OF COVENANT means a deed of covenant in the form set out in Annexure 8 and initialled by the parties for the purposes of identification.

         DEFAULT RATE means the aggregate of two per centum per annum and the rate per annum specified from time to time under the Penalty Interest Rates Act 1983 (Vic).

         DEPOSIT means the amount referred to in Clause 3.2(a).

         DIRECT AGREEMENTS means:

         (a) a direct agreement between the Director and the Purchaser in the form set out in Annexure 9 and initialled by the parties for the purposes of identification; and

         (b) a direct agreement between the Director and the Purchaser in the form set out in Annexure 10 and initialled by the parties for the purposes of identification.

         DIRECTOR means the Director of Public Transport under the Transport Act 1983 (Vic).

         DISCLOSED INFORMATION means:

         (a)      the Information Memorandum;

         (b)      the Invitation to Tender;

         (c)      the Environmental Report;

         (d)      the Final Engineer's Report; and

         (e) all information disclosed to the Purchaser or the Guarantor or any person acting on behalf of or associated with the Purchaser or the Guarantor by or on behalf of the State, VLF, VRTC, PTC, any of the Passenger Rail Corporations or any person acting on behalf of or associated with any of them or which is otherwise acquired by or comes to the knowledge of the Purchaser or the Guarantor or any person acting on behalf of or associated with the Purchaser or the Guarantor directly or indirectly from any of them, whether the information is in oral, visual or written form or is recorded in any other medium (including all information contained in the Data Room, on CD-Rom or otherwise disclosed or made available to the Purchaser or the Guarantor or any person acting on behalf of or associated with the Purchaser or the Guarantor including as a result of management presentations or question and answer processes or sessions).

         DUTY means any stamp, transaction or registration duty or similar charge imposed by any government or Governmental Agency and includes Victorian Duty and any interest, fine, penalty, charge or other amount imposed in respect of any of them.

         EBA has the meaning given to it in Clause 8.2.

         ELECTROL AGREEMENT means an electrol agreement in the form set out in Annexure 11 and initialled by the parties for the purposes of identification.

         EMPLOYMENT OFFER has the meaning given to it in Clause 8.1.

         ENGINEERING SERVICES AGREEMENT means the engineering services agreement between VRTC and Sinclair Knight Merz Pty Ltd dated 11 December 1998.

         ENVIRONMENT includes the meaning given to that term at common law and in any legislation in force in any State or Territory of Australia (including any land, water, atmosphere, climate, sand, odour, taste, the biological factors of animals and plants and the social factors of aesthetics).

         ENVIRONMENTAL LAW means any Law relating to the Environment including any law relating to land use, planning, pollution of air, water, soil or groundwater, chemicals, waste, the use of transport, the storage and handling of dangerous goods, the health or safety of any person, or any other matters relating to but not limited to the protection of the Environment, health or property.

         ENVIRONMENTAL REPORT means:

         (a) the report in relation to the environmental assessment of the Intrastate Infrastructure by CMPS&F Pty Limited titled "V/Line Freight Corporation Environmental Assessment" and dated October 1998; and

         (b) the report by CMPS&F Pty Limited titled "V/Line Freight Corporation -- South Dynon Bulk Fuel Storage Area -- Baseline Environmental Site Assessment July 1998".

         ESTIMATED VICTORIAN DUTY means $300,000 (being the amount specified by the Purchaser in the Final Bid as estimated Victorian Duty payable on or in respect of the Transaction Documents and the deeds, instruments, documents and transactions contemplated by them).

         EXPECTED REDUNDANCY COSTS means $18,500,000 (being the amount specified by the Purchaser in the Final Bid as expected redundancy costs).

         FACILITIES LEASES means:

         (a) a lease of the South Dynon maintenance facility in the form set out in Annexure 12 and initialled by the parties for the purposes of identification;

         (b) a lease of the Dynon container terminal in the form set out in Annexure 13 and initialled by the parties for the purposes of identification;

         (c) a lease of the South Dynon refuelling point in the form set out in Annexure 14 and initialled by the parties for the purposes of identification;

         (d) a license of part of Lot 69 at Dynon in the form set out in Annexure 15 and initialled by the parties for the purposes of identification;

         (e) a license of Lot 86 at Dynon in the form set out in Annexure 16 and initialled by the parties for the purposes of identification;

         (f) leases of certain areas of certain railway stations in the form set out in Annexure 17 and initialled by the parties for the purposes of identification; and

         (g) license of certain areas of certain railway stations in the form set out in Annexure 18 and initialled by the parties for the purposes of identification;

         FAST TRACK SERVICES AGREEMENT means the fast track services agreement between the Secretary of the Department of Infrastructure and VLF dated 1 June 1998.

         FINAL BID means the Purchaser's final bid to acquire the Business and to enter into or otherwise become a party to or bound by the Transaction Documents, lodged with the State on 25 January 1999 in accordance with the Invitation to Tender.

         FINAL ENGINEER'S REPORT means:

         (a) the report in relation to the Intrastate Infrastructure dated October 1998; and

         (b) the report in relation to the Rolling Stock dated November 1998, both by TMG International Pty Ltd and together titled "Engineering Report on V/Line Freight Corporation's Assets and Infrastructure".

         GOODWILL means the goodwill of the Business including (but not limited to):

         (a)      the Business Names; and

         (b) any unregistered Trade Marks (including the goodwill associated with them).

         GOVERNMENTAL AGENCY means any Australian government or governmental, semi-governmental, administrative, fiscal or judicial body, Minister, office, department, commission, authority, tribunal, agency or entity.

         GREAT NORTHERN LOCOMOTIVE FUEL AGREEMENT means the locomotive fuel agreement between Great Northern Rail Services Pty Ltd. and VLF dated 31 October 1997.

         HILLSIDE TRAINS means Met Train 2, a statutory corporation established under the Rail Corporations Act 1996 (Vic).

         HIRED PLANT AND EQUIPMENT means the plant and equipment and the motor vehicles specified in Schedule 3.

         HIRING AGREEMENTS means the agreements under which the Hired Plant and Equipment is hired to VLF.

         INFORMATION MEMORANDUM means the information memorandum titled "V/Line Freight Information Memorandum" and dated September 1998 (including any supplement to or replacement of it), issued by the State.

         INFORMATION TECHNOLOGY SERVICES AGREEMENT means an information technology services agreement between PTC and VLF in the form set out in Annexure 19 and initialled by the parties for the purposes of identification.

         INFRASTRUCTURE MAINTENANCE AGREEMENTS means:

         (a) an infrastructure maintenance agreement with Bayside Trains in the form set out in Annexure 20 and initialled by the parties for the purposes of identification; and

         (b) an infrastructure maintenance agreement with Hillside Trains in the form set out in Annexure 21 and initialled by the parties for the purposes of identification.

         INTANGIBLE ASSETS means:

         (a)      registered Trade Marks;

         (b)      the Know How;

         (c)      the Technical Data;

         (d) the Advertising Material (including VLF's copyright in it or license to use it, if any);

         (e) VLF's copyright (if any) in labelling and printing used by VLF in connection with the Business; and

         (f) all transferable licenses, permits, quotas, consents and authorities held by VLF in connection with the Business.

         INTELLECTUAL PROPERTY MANAGEMENT DEED means an intellectual property management deed between PTC, VLF, VRTC and each of the Passenger Rail Corporations in the form set out in Annexure 22 and initialled by the parties for the purposes of identification.

         INTEREST means interest calculated with monthly rests and compounded on each monthly rest date.

         INTRASTATE INFRASTRUCTURE means the infrastructure assets to be leased by the Director to the Purchaser under the Primary Infrastructure Lease.

         INVITATION TO TENDER means the document titled "V/Line Freight Invitation to Tender" and dated September 1998 (including any supplement to or replacement of it), issued by the State.

         KNOW HOW means all the knowledge and information (whether contained in the Business Records or otherwise) which VLF has relating solely to the Business.

         LAWS means any statute, regulation, order, rule, subordinate legislation or other document enforceable under a statute, regulation, order, rule or subordinate legislation.

         LIABILITIES means debts or liabilities of any kind, including those which are prospective or contingent and those the amount of which is not ascertained or able to be ascertained.

         MAINTENANCE AGREEMENTS means:

         (a) a maintenance agreement in respect of the Ballarat workshop in the form set out in Annexure 23 and initialled by the parties for the purposes of identification;

         (b) a maintenance agreement in respect of the Geelong fuelling point and locomotive maintenance facility in the form set out in Annexure 24 and initialled by the parties for the purposes of identification;

         (c) a maintenance agreement in respect of the Bendigo locomotive maintenance facility in the form set out in Annexure 25 and initialled by the parties for the purposes of identification;

         (d) maintenance agreements in respect of the Newport workshop in the form set out in Annexure 26 and initialled by the parties for the purposes of identification;

         (e) maintenance agreements in respect of mechanised track maintenance in the form set out in Annexure 27 and initialled by the parties for the purposes of identification;

         (f) a maintenance agreement in respect of locomotive maintenance to be provided by the Purchaser to VLP at South Dynon and Wodonga in the form set out in Annexure 28 and initialled by the parties for the purposes of identification.

         MEMBER ELECTION DATE means the date on which a Superannuation Election is made.

         MISCELLANEOUS SERVICES AGREEMENTS means:

         (a) miscellaneous services agreement between VLF and VLP in the form set out in Annexure 29 and initialled by the parties for the purposes of identifications;

         (b) a miscellaneous services agreement between VLF and Bayside Trains in the form set out in Annexure 30 and initialled by the parties for the purposes of identifications;

         (c) a miscellaneous services agreement between VLF and Hillside Trains in the form set out in Annexure 31 and initialled by the parties for the purposes of identification;

         (d) a miscellaneous services agreement between VRTC and Bayside Trains in the form set out in Annexure 32 and initialled by the parties for the purposes of identification; and

         (e) a services agreement between VLF and PTC dated in the form set out in Annexure 33 and initialled by the parties for the purposes of identification.

         NATIONAL RAIL LOCOMOTIVE FUEL AGREEMENT means the locomotive fuel agreement between National Rail Corporation Ltd and PTC dated 3 July 1996.

         NATIONAL RAIL LOCOMOTIVE PROVISIONING AGREEMENT means the locomotive provisioning agreement between National Rail Corporation Ltd and PTC dated 20 January 1997.

         NOMINATED EMPLOYEE has the meaning given to it in Clause 8.1.

         OPERATIONAL CONTROL AND SIGNALLING SERVICES AGREEMENT means an operational control and signalling services agreement with Bayside Trains in the form set out in Annexure 34 and initialled by the parties for the purposes of identification.

         OPTIONAL FACILITY LEASE means a sub-lease of Level 1 of Transport House in the form set out in Annexure 35 and initialled by the parties for the purposes of identification.

         PASSENGER RAIL CORPORATIONS means:

         (a)      Bayside Trains;

         (b)      Hillside Trains;

         (c)      Swanston Trams;

         (d)      Yarra Trams; and

         (e)      VLP.

         PERMITTED SECURITY INTEREST means:

         (a) a Permitted Security Interest within the meaning of the Primary Infrastructure Lease; or

         (b)      a Security Interest approved in writing by VLF.

         PLANT AND EQUIPMENT means the motor vehicles, plant, equipment, tools, furniture, fixtures and fittings specified in Schedule 4.

         PRIMARY INFRASTRUCTURE LEASE means a lease of the Intrastate Infrastructure in the form set out in Annexure 36 and initialled by the parties for the purposes of identification.

         PTC means Public Transport Corporation, a statutory corporation established under the Transport Act 1983 (Vic) of Level 15, 589 Collins Street, Melbourne.

         PURCHASE PRICE means the purchase price specified in Clause 3.1.

         PURCHASER means:

         (a)      Freight Victoria Limited (ACN 075 295 644); and

         (b) if the context permits or requires in relation to any obligation of the Purchaser under this Agreement, is taken to include a reference to the Purchaser's Nominee and the Purchaser's Employment Nominee.

         PURCHASER'S EMPLOYMENT NOMINEE means a person nominated in writing by the Purchaser and approved in writing by VLF for the purposes of Clauses 8 and 9 of this Agreement.

         PURCHASER'S NOMINEE means a person nominated in writing by the Purchaser and approved in writing by VLF for the purpose of Clause 2 of this Agreement.

         PURCHASER'S SCHEME means a Complying Superannuation Fund other than the State Superannuation Fund, the Victorian Superannuation Fund or Superannuation Trust of Australia of which the Purchaser or the Purchaser's Employment Nominee is the employer sponsor or a participating employer.

         RAC ACCESS AGREEMENT means the access agreement between Rail Access Corporation and VLF substantially in the form set out in Annexure 37 and initialled by the parties for the purposes of identification.

         REDUNDANCY BENEFIT means any payment or benefit paid or payable to an employee of VLF, VRTC or PTC in connection with his or her redundancy (however such payment or benefit is described) and includes separation payments and any additional superannuation redundancy amount but does not include any leave entitlement.

         RELATED BODY CORPORATE has the meaning given in the Corporations Law.

         ROLLING STOCK means the locomotives, wagons, power pack and rail tractors specified in Schedule 6.

         ROLLING STOCK HIRE AGREEMENTS means the rolling stock hire agreements between VLF and VLP in the form set out in Annexure 38 and initialled by the parties for the purposes of identification.

         SECONDMENT AGREEMENTS means the secondment agreements between VLF and VLP in the form set out in Annexure 39 and initialled by the parties for the purposes of identification.

         SECURITY INTEREST means an interest or power:

         (a) reserved in or over any interest in any asset including, without limitations any retention of title; or

         (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

         by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

         SERVICES AGREEMENTS means:

         (a) a services agreement with The Victorian Railway Company Pty Limited substantially in the form set out in Annexure 40 and initialled by the parties for the purposes of identification;

         (b) a scientific services agreement with PTC in the form set out in Annexure 41 and initialled by the parties for the purposes of identification; and

         (c) an engineering services agreement with PTC in the form set out in Annexure 42 and initialled by the parties for the purposes of identification.

         SHARED INFRASTRUCTURE AGREEMENT means a shared infrastructure agreement with Australian Rail Track Corporation in the form set out in Annexure 43 and initialled by the parties for the purposes of identification.

         SHELL FUEL SUPPLY AGREEMENT means the fuel supply agreement between The Shell Company of Australia Limited and VLF dated 29 June 1998.

         SPARE PARTS means spare and rotable parts for the Rolling Stock.

         SOFTWARE LICENCES means the software licences details of which are specified in Schedule 6.

         STATE means the State of Victoria.

         STATE SUPERANNUATION FUND means the fund of that name established under the State Superannuation Act 1988 (Vic) and the Transport Superannuation Act 1988 (Vic).

         STOCK means all stock of the Business including all diesel fuel held by VLF in storage tanks at the Portland locomotive and wagon maintenance facility and at the Geelong locomotive depot, sleepers and ballast but excluding Advertising Material.

         SUPERANNUATION ELECTION means an election made by a Transferred Employee as contemplated by Clause 9.1(a) or 9.2(a).

         SUPERANNUATION ELECTION PERIOD means the period of three calendar months commencing on the Completion Date.

         SWANSTON TRAMS means Met Tram 1, a statutory corporation established under the Rail Corporations Act 1996 (Vic).

         TECHNICAL DATA means all drawings, specifications, formulae, manufacturing processes, operating procedures and other technical data relating solely to the Business.

         TELECOMMUNICATIONS SERVICES AGREEMENT means a telecommunications services agreement with VRTC in the form set out in Annexure 44 and initialled by the parties for the purposes of identification.

         TRADE MARKS means the trade marks the particulars of which are specified in Part 2 of Schedule 2.

         TRADE MARK LICENCE means a trade mark licence with PTC in the form set out in Annexure 45 and initialled by the parties for the purposes of identification.

         TRAIN CONTROL AGREEMENT means a train control agreement with VRTC in the form set out in Annexure 46 and initialled by the parties for the purposes of identification.

         TRANSACTION DOCUMENTS means this Agreement and:

         (a)      the Primary Infrastructure Lease;

         (b)      each of the Facilities Leases;

         (c)      each of the Access Agreements;

         (d)      each of the Maintenance Agreements;

         (e)      the Train Control Agreement,

         (f)      the Direct Agreements;

         (g)      the Shared Infrastructure Agreement;

         (h)      each of the Services Agreements;

         (i)      the Deed of Covenant;

         (j)      the Fast Track Services Agreement;

         (k)      the Engineering Services Agreement;

         (l)      the Communications Systems Implementation Services Agreement;

         (m)      the Intellectual Property Management Deed;

         (n)      the Information Technology Services Agreement;

         (o)      the National Rail Locomotive Provisioning Agreement;

         (p)      the Shell Fuel Supply Agreement;

         (q)      the Great Northern Locomotive Fuel Agreement;

         (r)      the National Rail Locomotive Fuel Agreement;

         (s)      each of the Miscellaneous Services Agreements;

         (t)      the Electrol Agreement;

         (u)      the ARTC Access Agreement;

         (v)      the RAC Access Agreement;

         (w)      each of the Secondment Agreements;

         (x)      each of the Rolling Stock Hire Agreements;

         (y)      (subject to Clause 4.3(i)) the Optional Facility Lease;

         (z)      each of the Infrastructure Maintenance Agreements;

         (aa)     the Trade Mark Licence;

         (bb)     the Telecommunications Services Agreement;

         (cc)     the Operational Control and Signalling Services Agreement;
                  and

         (dd) each deed or agreement entered into by the Purchaser pursuant to Clause 4.3(j).

         TRANSFER AMOUNT BENEFIT means a transfer amount determined in accordance with Section 9(4) of the Superannuation (Portability) Act 1989 (Vic).

         TRANSFERRED EMPLOYEE means an employee of VLF, VRTC or PTC who receives and accepts an Employment Offer and who is employed by the Purchaser following such acceptance.

         VICTORIAN DUTY means any stamp, transaction or registration duty or similar charge imposed by the State or any Governmental Agency of the State and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

         VICTORIAN SUPERANNUATION FUND means the fund of that name established under the Public Sector Superannuation (Administration) Act 1993
         (Vic), VLP means V/Line Passenger Corporation, a statutory corporation established under the Rail Corporations Act 1996 (Vic).

         VRTC means Victorian Rail Track, a statutory corporation established under the Rail Corporations Act 1996 (Vic) of Level 17, 589 Collins Street, Melbourne.

         VSB BENEFICIARY'S ACCOUNT means an account established and maintained by the Victorian Superannuation Board under Section 37B of the Public Sector Superannuation (Administration) Act 1993 (Vic).

         YARRA TRAMS means Met Tram 2, a statutory corporation established under the Rail Corporations Act 1996 (Vic).

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

         (e) A reference to a Clause, Schedule or Annexure is a reference to a clause of, or a schedule or annexure to, this Agreement.

         (f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document.

         (g)      A reference to a party means a party to this Agreement.

         (h) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns (and, where applicable, the party's legal personal representatives).

         (i) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

         (j) A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

         (k)      A reference to $ is a reference to Australian dollars.

         (l) A reference to a right or obligation of any two or more persons confers that right or imposes that obligation on all of them jointly and on each of them severally.

1.3      CONSENTS OR APPROVALS

         If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion.

2.       SALE OF PLANT AND EQUIPMENT

2.1 VLF as legal and beneficial owner sells free from all Security Interests and the Purchaser (or, if the Purchaser so nominates, the Purchaser's Nominee) buys on the terms set out in this Agreement:

         (a)      the Plant and Equipment;

         (b)      the Rolling Stock;

         (c)      the Stock;

         (d)      the Spare Parts;

         (e)      the Book Debts;

         (f)      the Goodwill;

         (g)      the Intangible Assets;

         (h)      the Contracts, and

         (i) each other asset used solely in the Business not specifically referred to above.

2.2      (a)      If, during the period of one year after the Completion  Date, the Purchaser  reasonably forms the view that:

                 (i) an Asset used solely in the Business prior to Completion has not been transferred to the Purchaser as required in accordance with this Agreement; and

                 (ii) the market value of that Asset (as between a willing but not anxious buyer and a willing but not anxious seller on arm's length terms (MARKET VALUE)) exceeds $1,000,000,

                  the Purchaser may give notice to VLF setting out full details of that Asset (the DISPUTED Asset) and the basis for the view so formed by the Purchaser.

         (b) A notice under this Clause cannot be given after the end of the period of one year after the Completion Date and during that period a maximum of two notices may be given by the Purchaser under this Clause.

         (c) If a notice is given by the Purchaser to VLF under this Clause and VLF and the Purchaser cannot agree the validity of the claim made by the notice or on how that claim should be resolved, VLF and the Purchaser must jointly refer the dispute to the Arbitrator for determination.

         (d) Each party must provide the Arbitrator with reasonable access to its books and records for the purpose of the Arbitrator determining that dispute. The procedure to be adopted by the Arbitrator for the purpose of determining the dispute will be at the discretion of the Arbitrator.

         (e) If the Arbitrator determines that a Dispute Asset was used solely in the Business prior to Completion, that the market value of the Disputed Asset exceeds $1,000,000 and that the Disputed Asset has not been transferred to the Purchaser as required by this Agreement, unless VLF and the Purchaser agree otherwise VLF, within a reasonable period of time following the Arbitrator's determination, must either (at its discretion):

                  (i) cause the Disputed Asset to be transferred to the Purchaser; or

                  (ii) pay to the Purchaser the market value of the Disputed Asset (as determined by the Arbitrator).

         (f) determination of the Arbitrator for the purpose of this Clause 2.2 will be final and binding on the parties. The costs of the Arbitrator in making that determination (as certified by the Arbitrator) will be apportioned between VLF and the Purchaser as determined by the Arbitrator or, if the Arbitrator does not make a determination as to such apportionment, will be borne by the Purchaser.

3.       PURCHASE PRICE

3.1 The purchase price for the Assets is $73,400,000, subject to such adjustments as are provided for in Clauses 2.2, 8.10, 9.4 and 14.2 of this Agreement. The Purchase Price is allocated among the Assets as set out in Schedule 12.

3.2 The Purchase Price must be paid by the Purchaser to or as directed by VLF as follows:

         (a) a deposit of $30,000,000 on the signing of this Agreement (which VLF must place in an interest bearing deposit account with a bank (within the meaning of the Banking Act 1959
                  (Cth)); and

         (b)      the balance on the Completion Date in accordance with Clause
                  4.3(a).

3.3      (a)      The Deposit will vest absolutely in VLF on Completion
                  without the need for any order authorising such vesting or any other notification whatsoever.

         (b) If, prior to Completion, in accordance with Clause 18 VLF lawfully terminates this Agreement because of a default in observance or performance by the Purchaser or the Guarantor of its obligations under this Agreement, then the Deposit will vest absolutely in VLF without the need for any order authorising such vesting or any other notification whatsoever and VLF will, in its absolute discretion, be entitled to exercise any rights and remedies available to it.

         (c) If, prior to Completion, in accordance with Clause 18 the Purchaser lawfully terminates this Agreement because of a failure or default in observance or performance by VLF of its obligations under this Agreement, then the Deposit will vest absolutely in the Purchaser without the need for any order authorising such vesting or any other notification whatsoever and the Purchaser will, in its absolute discretion, be entitled to exercise any rights and remedies available to it.

         (d) Interest which accrues on the Deposit will be deemed to form part of the Deposit and will be dealt with as specified in Clauses 3.3(a) to (c).

         (e) For the purposes of this Clause 3.3, "INTEREST" means interest earned on the Deposit less bank charges and other moneys paid or payable in respect of the placement of the Deposit in accordance with Clause 3.2(a).

4.       COMPLETION

4.1      TIME AND VENUE

         Completion will take place on the Completion Date at the offices of Arthur Robinson Hedderwicks of 530 Collins Street, Melbourne or at such other place as VLF and the Purchaser may agree.

4.2      VLF'S OBLIGATIONS

         At Completion VLF must deliver (or must procure that there is delivered) to the Purchaser:

         (a) releases of any Security Interests affecting the Assets from all persons holding them;

         (b) duly executed notices of disposition of all motor vehicles (not including Rolling Stock) sold together with current certificates of roadworthiness relating to them;

         (c)      duly executed transfers to the Purchaser of the Business
                  Names;

         (d) a duly executed deed of assignment of the Book Debts (in the form set out in Schedule 13 or in such other form as is reasonably determined by VLF);

         (e) a duly executed deed of assignment of the Trade Marks (in the form set out in Schedule 14 or in such other form as is reasonably determined by VLF), together with any certificates of registration or applications for registration of them;

         (f) subject to Clause 11.3, duly executed assignments of the Business Contracts together with such consents of the other parties to the Business Contracts as VLF has been able to obtain;

         (g) subject to Clause 12.2, duly executed assignments of the Software Licences together with such consents of the licensors of the Software Licences as VLF has been able to obtain;

         (h) subject to Clause 13.2, duly executed assignments of the Hiring Agreements together with such consents of the owners of the Hired Plant and Equipment as VLF has been able to obtain;

         (i) such other duly executed deeds, instruments and documents, in such form as VLF and the Purchaser agree, as may properly be required to vest legal and beneficial ownership of all of the Assets in the Purchaser;

         (j) each item of Rolling Stock, Plant and Equipment, Hired Plant and Equipment, Stock and Spare Parts at the place at which it is located at the Completion Date or at such other place as may be agreed between VLF and the Purchaser;

         (k) such of the Technical Data and the Advertising Material as is in its possession at the place or places at which it is located at the Completion Date and in respect of the remainder of the Technical Data and Advertising Material VLF must direct the person or persons in whose possession it is to make it available to the Purchaser on request;

         (l) the Business Records at the piece or places at which they are located at the Completion Date or at such other place as may be agreed between VLF and the Purchaser; and

         (m) a counterpart, duly executed by each person (other than the Purchaser) who is expressed to be a party thereto, of each of the documents referred to in Clauses 4.3(h) and (j) and, if applicable, Clause 4.3(i).

4.3      PURCHASER'S OBLIGATIONS

         At or prior to Completion the Purchaser must:

         (a) pay to or as directed by VLF the balance of the Purchase Price which is payable on the Completion Date, subject to such adjustment as is provided for in Clauses 8.10 and 14.2 of this Agreement;

         (b) pay to the State (or the State Revenue Office) the Estimated Victorian Duty;

         (c)      deliver to the State a duly executed Deed of Covenant;

         (d) deliver to VLF evidence satisfactory to it that the Purchaser has obtained Accreditation;

         (e) deliver to VLF evidence satisfactory to it that the Purchaser has effected insurance in accordance with the requirements of Clause 24 of the Primary Infrastructure Lease;

         (f) if required in accordance with Clause 21.4 of the Primary Infrastructure Lease, deliver to the Director a letter of credit which satisfies the requirements of Clause 21.4(b) of the Primary Infrastructure Lease;

         (g) deliver to VLF a copy of the constitution of the Purchaser and of the Guarantor signed by a director or secretary of the Purchaser for the purpose of identification;

         (h) deliver to each of the persons (other than the Purchaser) expressed to be a party thereto, a duly executed counterpart of each of the following documents:

                  (i)      the Primary Infrastructure Lease;

                  (ii)     each of the Facilities Leases;

                  (iii)    each of the Access Agreements;

                  (iv)     each of the Maintenance Agreements;

                  (v)      the Train Control Agreement;

                  (vi)     each of the Direct Agreements;

                  (vii)    the Shared Infrastructure Agreement;

                  (viii)   the Electrol Agreement.

                  (ix)     the Operational Control and Signalling Agreement;

                  (x)      the Telecommunications Services Agreement;

                  (xi)     each of the Infrastructure Maintenance Agreements;

                  (xii)    each of the Services Agreements; and

                  (xiii)   the Trade Mark License;

         (i) if not less than 30 days prior to the Completion Date the Purchaser has given notice in writing to VLF that the Purchaser proposes to enter into the Optional Facility Lease, deliver to the persons (other than the Purchaser) expressed to be a party thereto, a duly executed counterpart of the Optional Facility Lease; and

         (j) deliver to VLF duly executed deeds of assignment or novation (in the form set out in Schedule 7 or in such other form as is reasonably required by VLF) of each of the following deeds or agreements:

                  (i)      the Fast Track Services Agreement;

                  (ii)     the Engineering Services Agreement;

                  (iii) the Communications Systems Implementation Services Agreement;

                  (iv)     the Intellectual Property Management Deed;

                  (v)      the Information Technology Services Agreement,

                  (vi)     the National Rail Locomotive Provisioning Agreement;

                  (vii)    the Shell Fuel Supply Agreement;

                  (viii)   the Great Northern Locomotive Fuel Agreement;

                  (ix)     the National Rail Locomotive Fuel Agreement;

                  (x)      each of the Miscellaneous Services Agreements;

                  (xi)     the ARTC Access Agreement;

                  (xii)    the RAC Access Agreement;

                  (xiii)   each of the Secondment Agreements; and

                  (xiv)    each of the Rolling Stock Hire Agreements.

4.4      DUTY

         (a) If the Victorian Duty payable by the Purchaser on or in respect of the Transaction Documents and the deeds, instruments, documents and transactions contemplated by them, is greater than the Estimated Victorian Duty (excluding any interest, fine, penalty, charge or other cost in respect of a failure by the Purchaser to pay Victorian Duty on time or as required) then the Purchase Price will be deemed to have been reduced by the difference (and the Purchaser will be deemed to have paid the Purchase Price reduced accordingly) and VLF must procure that the State pays to the State Revenue Office, on behalf of the Purchaser, the difference between that Victorian Duty and the Estimated Victorian Duty.

         (b) If the Victorian Duty payable by the Purchaser on or in respect of the Transaction Documents and the deeds, instruments, documents and transactions contemplated by them (excluding, any interest, fine, penalty, charge or other cost in respect of a failure by the Purchaser to pay Victorian Duty on time or as required) is less than the Estimated Victorian Duty, the State will be entitled to the difference and, if so requested by VLF on behalf of the State, the Purchaser must direct the State Revenue Office to pay the difference to the State.

4.5      INTERDEPENDENCE OF COMPLETION

         Completion of the sale and purchase of each Asset is dependent on the simultaneous completion of the sale and purchase of each other Asset.

4.6      APPROVAL OF ASSIGNMENT

         If requested by VLF not less than seven days before the Completion Date, the Purchaser will immediately make application to the other party to any agreement which is to be assigned to the Purchaser under this Agreement for approval to the assignment.

5.       PASSING OF PROPERTY

         Property in all of the Assets will pass to the Purchaser (and, in particular, the Purchaser will become entitled to the benefit of the Goodwill) on payment by the Purchaser to or as directed by VLF of the amount payable on the Completion Date.

6.       REGISTRATION OF OWNERSHIP

6.1 The cost of any notice of disposal and any roadworthiness certificate required to be obtained in relation to any motor vehicle must be borne by VLF. The costs of the preparation and lodging of any notices of acquisition or other documents required to be lodged under the relevant motor vehicle legislation and, subject to Clause 4.4, all stamp and other duties payable with respect to the transfer of ownership of the vehicles, must be borne by the Purchaser.

6.2 Following, Completion, the Purchaser must satisfy any law which requires the Purchaser to register or give notice of its acquisition of any Asset.

6.3 The Purchaser indemnifies VLF against any Liabilities which may be incurred by or otherwise accrue to VLF in connection with any default or delay by the Purchaser in complying with any requirement that the Purchaser register or give notice of its acquisition of any Asset.

7.       RISK

         All Assets remain at the risk of VLF until property in the Assets passes to the Purchaser.

8.       EMPLOYEES

8.1 Within five weeks after the date of this Agreement (or such longer period after the date of this Agreement as VLF may direct), the Purchaser must make or must procure the Purchaser's Employment Nominee to make an offer of employment (an EMPLOYMENT OFFER) to such of those employees of VLF, VRTC and PTC identified in the Data Room as being in the pool of employees available to be employed by the Purchaser as the Purchaser or the Purchaser's Employment Nominee proposes to employ on and from Completion. Each Employment Offer must comply with the requirements of this Clause 8 and must be capable of acceptance by the employee to whom it is made (the NOMINATED EMPLOYEE) at any time within the period of two weeks after it is made.

8.2 At least one week prior to making the Employment Offers, the Purchaser must provide or must procure the Purchaser's Employment Nominee to provide notice to VLF of the identity of each of the employees to whom the Purchaser or the Purchaser's Employment Nominee intends to make Employment Offers.

8.3 The Purchaser (for itself and for the Purchaser's Employment Nominee) confirms that the Purchaser and the Purchaser's Employment Nominee accepts the obligations under the provisions of the V/Line Freight Corporation Enterprise Agreement 1997 as certified by the Australian Industrial Relations Commission on 22 December 1997 (as varied from time to time) (the EBA). For so long as the EBA remains in force, the Purchaser or the Purchaser's Employment Nominee (as applicable) must comply fully with such obligations in respect of each Transferred Employee and must accord to each Transferred Employee the terms and conditions of employment contained in the EBA except to the extent that a new certified agreement is made between relevant unions and the Purchaser or the Purchaser's Employment Nominee (as applicable) to replace the terms of the EBA as provided for by the EBA.

8.4 Without limiting, Clause 8.3, each Employment Offer must be for employment from the Completion Date on terms and conditions no less favourable to the Nominated Employee than the terms and conditions on which the Nominated Employee is employed immediately prior to the Completion Date. The Purchaser further agrees to procure that each Transferred Employee's service with VLF, VRTC, PTC or any Passenger Rail Corporation (and any service with a previous employer recognised by any of them) will count for all purposes as part of that employee's service with the Purchaser or the Purchaser's Employment Nominee as though there were a continuity of service in accordance with clause 9 of the EBA.

8.5 The Purchaser must consult and must procure the Purchaser's Employment Nominee to consult with VLF, PTC and VRTC and staff industrial representatives during the course of negotiations with the Nominated Employees with respect to the Employment Offers.

8.6 VLF must release each Transferred Employee from his or her employment on and from Completion.

8.7 Each party must use all reasonable endeavours to ensure that all of the Nominated Employees accept the Employment Offers.

8.8      VLF is responsible for:

         (a) the salary and wages (including any allowances or benefits) of all the Transferred Employees for the period up to and including the Completion Date, from which date the Purchaser or the Purchaser's Employment Nominee will be responsible for them; and

         (b) all taxes (including fringe benefits tax and payroll tax) payable on the salary and wages (including any allowances or benefits) of all the Transferred Employees in respect of the period up to and including the Completion Date (whether such taxes become due before, on or after the Completion Date).

         Any necessary apportionment must be made and adjusted at Completion or on such later date as the parties may agree.

8.9 Unless the application of this Clause (either generally or in a particular case or cases) is expressly waived in writing by VLF, if after Completion the Purchaser (which expression for the purposes of this Clause includes the Purchaser's Employment Nominee and any successor, assignee, Related Body Corporate or subcontractor of the Purchaser or the Purchaser's Employment Nominee) hires as an employee or otherwise engages the services of a person who at any time within the period of 12 months prior to the Completion Date has been an employee of VLF, VRTC, PTC or any Passenger Rail Corporation (other than a Transferred Employee) and who within the period of three years prior to such hiring or engagement his been paid Redundancy Benefits by VLF, VRTC, PT'C, any Passenger Rail Corporation or the State, the Purchaser must pay to or as directed by VLF in respect of each such person an amount calculated in accordance with the following formula:

         156-A        x        B
         156

         where A =     the number of full weeks which have expired since the
                       Completion Date;

         and B   =     the amount of the Redundancy Benefits paid to the
                       employee by VLF, VRTC, PTC, the State or any Passenger
                       Rail Corporation.

8.10 At Completion, the purchase price as set out in Clause 3.1 will be adjusted as follows:

         (a) if the Actual Redundancy Costs (as notified by VLF to the Purchaser) are greater than the Expected Redundancy Costs, the purchase price will be increased by an amount equal to the amount by which the Actual Redundancy Costs exceed the Expected Redundancy Costs; or

         (b) if the Actual Redundancy Costs (as notified by VLF to the Purchaser) are less than the Expected Redundancy Costs, the purchase price-will be decreased by an amount equal to the amount by which the Expected Redundancy Costs exceed the Actual Redundancy Costs.

8.11 The Purchaser indemnities VLF against all clams for salary and wages (including any allowances or benefits) and leave entitlements (including sick, annual and long service-leave entitlements and loadings) which are or may become payable to any Transferred Employee under any contract of employment, award or statutory entitlement, except as provided in Clause 8.8.

8.12 The Purchaser must or must procure the Purchaser's Employment Nominee to notify the Victorian WorkCover Authority as soon as practicable after the Completion Date that it has become the employer of each of the Transferred Employees and from the Completion Date the Purchaser or the Purchaser's Employment Nominee will be liable to make the weekly compensation payments (if any) payable under the Accident Compensation Act 1985 (Vic) and the Accident Compensation (Workcover) Insurance Act 1993 (Vic) in respect of the Transferred Employees.

9.       SUPERANNUATION ARRANGEMENTS

9.1      MEMBERS OF THE STATE SUPERANNUATION FUND

         The following provisions apply to each Nominated Employee who is reasonably expected by VLF to be, on the Completion Date, an Active Member of the State Superannuation Fund:

         (a) The Purchaser must or must procure the Purchaser's Employment Nominee to give to each such Nominated Employee, together with his or her Employment Offer, an offer in respect of superannuation arrangements on the following terms:

                  (i) the Nominated Employee will be entitled, if he or she accepts the Employment Offer, to elect one of the following, options:

                           (A) to continue after the Member Election Date to be an Active Member of the State Superannuation Fund; or

                           (B) to cease to be an Active Member of the State Superannuation Fund and to join at his or her election Superannuation Trust of Australia or a Purchaser's Scheme (if the Purchaser or the Purchaser's Employment Nominee (as applicable) elects in its absolute discretion to offer membership of a Purchaser's Scheme), either:

                                    (1)      on the basis that such cessation
                                             will take effect on and from the
                                             Completion Date, and that he or
                                             she will receive such resignation
                                             or retirement benefit which the
                                             Nominated Employee is entitled to
                                             receive under the terms of the
                                             State Superannuation Fund; or

                                    (2)      on the basis that such cessation
                                             will take effect on and from the
                                             Member Election Date, and that he
                                             or she will receive a Transfer
                                             Amount Benefit and elect for that
                                             Transfer Amount Benefit to be
                                             credited to a VSB Beneficiary's
                                             Account, or to be transferred to
                                             the fund which the Nominated
                                             Employee has elected to join as
                                             set out in his or her
                                             Superannuation Election or to any
                                             other Complying Superannuation
                                             Fund nominated by him or her;

                  (ii)     an election referred to in paragraphs (a)(i)(A) and
                           (a)(i)(B)(2) of this sub-clause must be made not later than the last day of the Superannuation Election Period and an election referred to in paragraph (a)(i)(B)(1) of this sub-clause must be made on or prior to the Completion Date.

         (b)      Where a Nominated Employee:

                  (i) elects to continue to be an Active Member of the State Superannuation Fund and becomes a Transferred Employee, he or she will continue after the Member Election Date to be an Active Member of the State Superannuation Fund, and the Purchaser must or must procure the Purchaser's Employment Nominee to make employer contributions in respect of him or her as provided in Clause 9.3(d);

                  (ii) elects to cease to be an Active Member of the State Superannuation Fund and becomes a Transferred
                           Employee:

                           (A) VLF must, if the Transferred Employee has elected to receive such resignation or retirement benefit which the Transferred Employee is entitled to receive under the terms of the State Superannuation Fund, do such acts and things as are necessary or desirable to be done by it so as to permit the Transferred Employee to receive such benefit to which the Transferred Employee is entitled;

                           (B) VLF must, if the Transferred Employee has elected to receive a Transfer Amount Benefit, do such acts and things as are necessary or desirable to be done by it so as to permit the Transferred Employee to receive a Transfer Amount Benefit, and for such Transfer Amount Benefit, in accordance with the Superannuation Election made by the Transferred Employee, to be credited to a VSB Beneficiary's Account or transferred to such other fund as is nominated for these purposes by the Transferred Employee in his or her Superannuation Election as the case may be; and

                           (C) each of VLF and the Purchaser must (and the Purchaser must procure the Purchaser's Employment Nominee to) do such acts and things as are necessary or desirable to be done by it so as to enable the Transferred Employee to become on and from the Completion Date (if the relevant Superannuation Election was made under Clause 9.1(a)(i)(B)(1)) or the Member Election Date (if the relevant Superannuation Election was made under Clause 9.1(a)(i)(B)(2)) a member of Superannuation Trust of Australia, or of a Purchaser's Scheme, in accordance with the Superannuation Election. made by the Transferred Employee:

                  (iii) fails within the period referred to in Clause 9.1(a)(ii) to make a Superannuation Election and becomes a Transferred Employee:

                           (A) each of VLF and the Purchaser must (and the Purchaser must procure the Purchaser's Employment Nominee to) do such acts and things as are necessary or desirable to be done by it so as to permit the Transferred Employee to receive a Transfer Amount Benefit calculated as at the last day of the Superannuation Election Period and for that benefit to be credited to a VSB Beneficiary's Account; and

                           (B) each of VLF and the Purchaser must (and the Purchaser must procure the Purchaser's Employment Nominee to) do such acts and things as are necessary or desirable to be done by it so as to enable the Transferred Employee to become on and from the first day after the expiration of the Superannuation Election Period (or as soon as practicable thereafter) a member of Superannuation Trust of Australia.

         (c) VLF acknowledges that it is liable to pay to the State Superannuation Fund all such contributions as are determined by the Victorian Superannuation Board and approved by the Minister of Finance on the advice of the actuary to the State Superannuation Fund to be employer contributions payable in respect of each Transferred Employee in respect of the liability as at the Completion Date in respect of the period prior to the Completion Date.

9.2      MEMBERS OF THE VICTORIAN SUPERANNUATION FUND

         The following provisions apply to each Nominated Employee who is reasonably expected by VLF to be, on the Completion Date, an Active Member of the Victorian Superannuation Fund:

         (a) The Purchaser must or must procure the Purchaser's Employment Nominee to give to each such Nominated Employee, together with his or her Employment Offer, an offer in respect of superannuation arrangements on the following terms:

                  (i) the Nominated Employee will be entitled, if he or she accepts the Employment Offer, to elect either:

                           (A) to continue after the Member Election Date to be an Active Member of the Victorian Superannuation Fund; or

                           (B) to cease on and from the Member Election Date to be an Active Member of the Victorian Superannuation Fund and to join at his or her election Superannuation Trust of Australia, or a Purchaser's Scheme (if the Purchaser or the Purchaser's Employment Nominee (as applicable) elects in its absolute discretion to offer membership of a Purchaser's Scheme) and to elect that such amount to which the Nominated Employee is entitled under the terms of the Victorian Superannuation Fund be held on his or her behalf in the Victorian Superannuation Fund, or that such amount be transferred to the fund which the Nominated Employee has elected to join as set out in his or her Superannuation Election or to any other Complying Superannuation Fund nominated by him or her;

                  (ii) the election referred to in paragraph (a)(i) of this sub-clause must be made not later than the last day of the Superannuation Election Period.

         (b)      Where a Nominated Employee:

                  (i) elects to continue to be an Active Member of the Victorian Superannuation Fund and becomes a Transferred Employee, he or she will continue after the Member Election Date to be an Active Member of the Victorian Superannuation Fund and the Purchaser must or must procure the Purchaser's Employment Nominee to make employer contributions in respect of him or her as provided in Clause 9.3(d);

                  (ii) elects to cease to be an Active Member of the Victorian Superannuation Fund and becomes a Transferred Employee:

                           (A) VLF must, if the Transferred Employee has elected to receive an amount as contemplated by Clause 9.2(a)(i)(B), do such acts and things as are necessary or desirable to be done by it so as to permit the Transferred Employee to receive such amount to which the Transferred Employee is entitled under the terms of the Victorian Superannuation Fund, and for such amount to be dealt with in accordance with the Superannuation Election made by the Transferred Employee; and

                           (B) each of VLF and the Purchaser must (and the Purchaser must procure the Purchaser's Employment Nominee to) do such acts and things as are necessary or desirable to be done by it so as to enable the Transferred Employee to become on and from the Member Election Date a member of Superannuation Trust of Australia, or of a Purchaser's Scheme, in accordance with the Superannuation Election made by the Transferred Employee;

                  (iii) fails within the period referred to in Clause 9.2(a)(ii) to make a Superannuation Election and becomes a Transferred Employee, each of VLF and the Purchaser must (and the Purchaser must procure the Purchaser's Employment Nominee to) do such acts and things as are necessary or desirable to be done by it so as to enable the Transferred Employee to continue, on and from the first day after the expiration of the Superannuation Election Period, to be an Active Member of the Victorian Superannuation Fund.

9.3      ADMINISTRATIVE ARRANGEMENTS

         (a) The Purchaser may or may procure the Purchaser's Employment Nominee to, prior to the Completion Date, establish or identify a Purchaser's Scheme which is able to accept as a member any Transferred Employee who elects to join it. If the Purchaser or the Purchaser's Employment Nominee (as applicable) in its absolute discretion elects to establish or identify a Purchaser's Scheme, the Purchaser must or must procure the Purchaser's Employment Nominee to provide to each Nominated Employee, together with the offer given pursuant to Clause 9.1 or 9.2, such information regarding the Purchaser's Scheme as would reasonably be required by a Nominated Employee in order to make a decision as to whether to elect to join that fund.

         (b)      If any Transferred Employee is on the Completion Date:

                  (i) an Active Member of the State Superannuation Fund, then VLF must do, and must use reasonable endeavours to procure that the Minister for Finance or the Treasurer (as the case requires) will do, such acts and things as are necessary or desirable to be done by it, him or her so as to procure that the Purchaser or the Purchaser's Employment Nominee (as applicable) becomes an employing authority or a transport authority in respect of the State Superannuation Fund for the purposes of the State Superannuation Act 1988 (Vic) or the Transport Superannuation Act 1988 (Vic) (as the case requires); or

                  (ii) an Active Member of the Victorian Superannuation Fund, then VLF must do, and must use reasonable endeavours to procure that the Secretary to the Department of Treasury and Finance will do, such acts and things as are necessary or desirable to be done by it, him or her so as to procure that the Purchaser or the Purchaser's Employment Nominee (as applicable) becomes a participating employer in respect of the Victorian Superannuation Fund for the purposes of the Public Sector Superannuation (Administration) Act 1993 (Vic).

         (c) The Purchaser acknowledges (for itself and for the Purchaser's Employment Nominee) that, upon it or the Purchaser's Employment Nominee (as applicable) becoming an employing authority or transport authority in respect of the State Superannuation Fund, or a participating employer in respect of the Victorian Superannuation Fund, it will be bound by the requirements of the legislation governing or relevant to those funds, and that penalties apply under that legislation in respect of failure to comply with those requirements.

         (d) The Purchaser undertakes to VLF that it will and that it will procure the Purchaser's Employment Nominee to, upon becoming an employing authority or transport authority, in respect of the State Superannuation Fund, or a participating employer in respect of the Victorian Superannuation Fund, do in a timely manner all such things as are required to be done by an employing authority, transport authority or participating employer (as the case may be), including without limitation:

                  (i) paying such employer contributions to the State Superannuation Fund in respect of Transferred Employees who are Active Members of the State Superannuation Fund as are determined by the Victorian Superannuation Board and, in the case of determinations made by the Victorian Superannuation Board for the purposes of the State Superannuation Act 1988 (Vic), approved by the Minister of Finance on advice of the actuary to the State Superannuation Fund, to be employer contributions payable in respect of each such Transferred Employee in respect of the period commencing on the Completion Date and ending on the earlier of the date on which the Transferred Employee ceases to be an employee of the Purchaser or the Purchaser's Employment Nominee or ceases to be a member of the State Superannuation Fund; and

                  (ii) paying such employer contributions to the Victorian Superannuation Fund in respect of Transferred Employees who are Active Members of the Victorian Superannuation Fund as are sufficient to avoid the imposition of superannuation guarantee charge pursuant to the Superannuation Guarantee (Administration) Act 1992 (Cth) and the Superannuation Guarantee Charge Act 1992 (Cth) in respect of each such Transferred Employee in respect of the period commencing on the Completion Date and ending on the earlier of the date on which the Transferred Employee ceases to be an employee of the Purchaser or of the Purchaser's Employment Nominee or ceases to be an Active Member of the Victorian Superannuation Fund.

         (e) The Purchaser acknowledges that it has received from VLF and has provided to the Purchaser's Employment Nominee a document entitled "New Employer - Public Sector Superannuation Contract Clauses" which describes certain administrative requirements applying to the superannuation obligations of the Purchaser and of the Purchaser's Employment Nominee in respect of Transferred Employees, and the Purchaser acknowledges that it will and that it will procure the Purchaser's Employment Nominee to act in relation to those superannuation obligations in a manner consistent with those requirements. If there is any conflict between the provisions of this Agreement and the contents of the document entitled "New Employer - Public Sector Superannuation Contract Clauses" the provisions of this Agreement will prevail.

9.4      SUPERANNUATION ADJUSTMENT

         If less than 100% of the Transferred Employees to whom Clause 9.1 applies elect by the last day of the Superannuation Election Period to continue after their respective Member Election Dates to be Active Members of the State Superannuation Fund, the Purchaser must pay to or as directed by VLF, no later than the thirtieth day after the last day of the Superannuation Election Period, the amount calculated in accordance with Schedule 10.

10.      BOOK DEBTS

         If, after Completion, VLF receives any amount which is expressed to be made in payment of any Book Debt, VLF must promptly pay it to the Purchaser and in the meantime hold it on behalf of the Purchaser.

11.      SUBSISTING ORDERS AND CONTRACTUAL OBLIGATIONS

11.1 As from Completion, the Purchaser is entitled to the benefit of the Business Contracts and of:

         (a) all contracts (other than contracts of a type specifically dealt with elsewhere in this Agreement and any contracts for the provision of financial accommodation to VLF) entered into in the ordinary course of business by VLF in connection with the Business and subsisting at Completion;

         (b) all orders received by VLF in the ordinary course of business for the supply of goods or services by the Business and remaining unsatisfied at that time; and

         (c) all orders placed by VLF in the ordinary course of business for the supply of goods or services to the Business and remaining unsatisfied at that time.

11.2 As from Completion, the Purchaser must assume responsibility for performance of the Contracts and must indemnify VLF against all Liabilities which may be incurred by VLF in relation to any breach of or failure to fulfil any Contract occurring after Completion. Prior to Completion, VLF must pay the amounts due and payable by it, and comply with the other obligations binding, on it, under the Contracts.

11.3 Subject to VLF obtaining the consent of the other parties to the Business Contracts (if required), on Completion VLF will assign the Business Contracts to the Purchaser (in the form set out in Schedule 7 or in such other form as is reasonably determined by VLF) and the Purchaser must accept those assignments. If such consent cannot be obtained, VLF and the Purchaser must consult with a view to determining an alternative method by which the transfer to the Purchaser of VLF's rights under the relevant Business Contracts and the assumption by the Purchaser of VLF's obligations to the other parties to the Business Contracts, can in substance be achieved.

12.      SOFTWARE LICENCES

12.1 Prior to Completion, VLF must pay the amounts due and payable by it, and comply with the other obligations binding, on it, under the Software Licences,

12.2 Subject to VLF obtaining, the consent of the licensors of the Software Licences (if required) on Completion VLF will assign the Software Licences to the Purchaser (in the form set out in Schedule 8 or in such other form as is reasonably determined by VLF) and the Purchaser must accept those assignments. If such consent cannot be obtained, VLF and the Purchaser must consult with a view to determining an alternative method by which the transfer to the Purchaser of VLF's rights under the relevant Software Licences and the assumption by the Purchaser of VLF's obligations under the Software Licences, can in substance be achieved.

13.      HIRING AGREEMENTS

13.1 Prior to Completion VLF must pay the charges due and payable by it, and comply with the other obligations binding on it, under the Hiring Agreements.

13.2 Subject to VLF obtaining the consent of the owners of the Hired Plant and Equipment (if required), on Completion VLF must assign the Hiring Agreements to the Purchaser (in the form set out in Schedule 9 or in such other form as is reasonably determined by VLF) and the Purchaser must accept those assignments. If such consent cannot be obtained, VLF and the Purchaser must consult with a view to determining an alternative method by which the transfer to the Purchaser of VLF's rights under the Hiring Agreements and the assumption by the Purchaser of VLF's obligations under the Hiring Agreements, can in substance be achieved.

13.3     As from Completion the Purchaser:

         (a) must pay the charges provided for in, and comply with all other obligations on the part of the hirer under, the Hiring Agreements; and

         (b) indemnifies VLF against all Liabilities which may be incurred by VLF for any breach of or failure to fulfil any of the Hiring Agreements occurring after Completion.

14.      ADJUSTMENT OF OUTGOINGS

14.1 Except as otherwise expressly provided in this Agreement, all outgoings of a periodical or recurring nature in respect of the Business or any of the Assets must be borne by VLF for the period to (and including) the Completion Date and after that by the Purchaser.

14.2 Appropriate adjustments as at the Completion Date must be made on or as soon as practicable after that date between VLF and the Purchaser to give effect to the provisions of Clause 14.1.

15.      WARRANTIES AND ACKNOWLEDGMENTS

15.1     PURCHASER WARRANTIES

         Each of the Purchaser and the Guarantor represents and warrants to VLF (who as a result has been induced to enter into this Agreement) that:

         (a) (STATUS) It is a corporation duly incorporated and validly existing under the laws of the place of its incorporation specified in this Agreement.

         (b) (POWER) It has the power to enter into and perform its obligations under this Agreement and each other Transaction Document, to carry out the transactions contemplated by this Agreement and each other Transaction Document and to carry on its business as now conducted or contemplated.

         (c) (CONSTITUTION) Its constitution (produced to VLF at the date of this Agreement and signed by a director or secretary of the Purchaser for the purposes of identification) is its constitution including all resolutions affecting it.

         (d) (CORPORATE AUTHORISATIONS) It has taken all necessary corporate action to authorise the entry into and performance of this Agreement and each other Transaction Document and to carry out the transactions contemplated by this Agreement and each other Transaction Document.

         (e) (DOCUMENT BINDING) This Agreement and each other Transaction Document creates, or upon its entry into it will create, valid and binding obligations and is enforceable in accordance with its terms, subject to any necessary stamping and registration.

         (f) (TRANSACTIONS PERMITTED) The execution aid performance by it of this Agreement and each other Transaction Document and each transaction contemplated under them does not and will not violate in any respect a provision of:

                  (i) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

                  (ii)     its constitution; or

                  (iii) any other document or agreement that is binding on it or its assets.

         (g)      (LEGAL PROCEEDINGS)

                  (i) No suit, cause of action, proceeding, application, claim or investigation is current, or, as far as it is aware, pending, threatened or in prospect against which may have a material effect on its performance of its obligations under this Agreement.

                  (ii)     No resolution has been passed for its winding up.

                  (iii) No resolution has been passed for the appointment of an administrator to it.

                  (iv) There is no unsatisfied judgment against it which may have a material effect on its performance of its obligations under this Agreement.

                  (v) There are no facts, matters or circumstances that give any person the right to apply to wind it up or to appoint a controller within the meaning of section 9 of the Corporations Law or an
                           administrator or an inspector under the Corporations Law in respect of it or any part of its undertaken or assets or income or to take any analogous or equivalent step in any other jurisdiction.

         (h) (AUTHORISATIONS) Each Authorisation that is required in relation to:

                  (i) the execution, delivery and performance by it of this Agreement, each other Transaction Document and the transactions contemplated by them;

                  (ii) the validity and enforceability of this Agreement and each other Transaction Document; and

                  (iii) its business as now conducted or contemplated to be conducted from Completion and that is material (including, under the Transport Act 1983 (Vic) and under any Environmental Law), has been obtained or effected and is in full force and effect, or, in the case of' Accreditation, will be obtained or effected and in full force and effect at and from Completion. It has paid all applicable fees for each of them.

         (i)      (STATUTORY REQUIREMENTS)

                  (i) There are no notices of any Governmental Agency that are or may be material to its business outstanding against it.

                  (ii) All permits, licences and registrations necessary for the conduct of its business are validly subsisting and are held-by it.

                  (iii) It has duly observed and complied in all respects with the provisions of all Laws and all orders, notices, awards and determinations made by any Governmental Agency in any way relating to or binding on it or any property owned or occupied by it,

         (j) (NO MISREPRESENTATION) All information provided by it to the State or VLF (including, in the Final Bid) is true in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by this Agreement and the other Transaction Documents was or is or will be misleading, by omission or otherwise.

         (k) (COPIES OF DOCUMENTS) All copies of documents (including its latest audited accounts and all Authorisations) given by it or on its behalf to the State or VLF (including in the Final
                  Bid) are true and complete copies. Those Authorisations all are in full force and effect.

15.2     VLF WARRANTIES

         Without limiting Clauses 15.3 or 15.4, VLF represents and warrants to the Purchaser (who as a result has been induced to enter into this Agreement) that:

         (a) it has the power to enter into this Agreement and has taken all necessary action to authorise the execution, delivery and performance of this Agreement;

         (b) this Agreement constitutes a legally valid and binding obligation of VLF enforceable in accordance with its terms; and

         (c) the execution, delivery and performance of this Agreement complies with:

                  (i) each law, regulation, authorisation, ruling, judgement, order or decree of any Governmental Agency which is binding on or applicable to VLF; and

                  (ii) any Security Interest or document which is binding on VLF.

15.3     EXCLUSION OF OTHER WARRANTIES AND WARRANTY CLAIMS

         To the maximum extent permitted by law and except as otherwise provided in this Agreement all terms, conditions, warranties and statements (whether express, implied, written, oral, collateral, statutory or otherwise) which would be implied or incorporated into this Agreement as having been given in favour of the Purchaser or the Guarantor are excluded and VLF disclaims all liability in relation to them.

         (a) Despite any other provision of this Agreement and except as otherwise provided by law:

                  (i) VLF is not liable to make any payment (whether by way of damages or otherwise) for any breach of any representation, warranty, condition or obligation unless a claim is made in writing by the Purchaser (setting forth in reasonable detail the nature of the claim and the damages sought) on or before the date one year after the Completion Date;

                  (ii) VLF's liability for breach of any implied condition or warranty in relation to any Asset is limited to one or more of the following, as determined by VLF in its absolute discretion:

                           (A)      repair or replacement of the Asset;

                           (B)      the cost of obtaining an equivalent Asset;

                           (C)      paying the cost of having the Asset
                                    repaired or replaced; or

                           (D)      paying the cost of obtaining an equivalent
                                    Asset,

                           provided that VLF will not be liable under this clause to make payment of an amount which, in the aggregate, exceeds the amount described in Clause 15.3(b)(iii);

                  (iii) subject to Clause 15.3(b)(iv) VLF will not be liable for any breach of representation, condition, obligation or warranty for an amount which would exceed, in the aggregate, $1.00; and

                  (iv) VLF will not be liable for any breach of its obligations set out in Clause 2 for an amount which would exceed, in the aggregate, $5,000,000.

         (b) If a claim is made by any person against the Purchaser or the Guarantor which if satisfied or paid by the Purchaser or the Guarantor would permit the Purchaser to make a claim against VLF under this Agreement:

                  (i) the Purchaser or the Guarantor must immediately give notice of the claim to VLF; and

                  (ii) VLF must within 30 days after receipt of that notice either:

                           (A) cause the Purchaser or the Guarantor to be put in sufficient funds to satisfy or pay the claim; or

                           (B) by notice to the Purchaser or the Guarantor request the Purchaser or the Guarantor not to satisfy or pay the claim in whole or in part but at the expense and direction of VLF to take such action (including, legal proceedings) as VLF may direct to avoid, dispute, defend, appeal or compromise the claim and any adjudication of it and VLF must also cause the Purchaser or the Guarantor to be immediately put (and afterwards maintained) in sufficient funds in sufficient time to pay all reasonable costs and expenses of the action directed by VLF and (subject to this) the Purchaser and the Guarantor must comply with the directions of VLF.

         (c) If the Purchaser or the Guarantor becomes aware of a claim or potential claim the Purchaser or the Guarantor may have against VLF with respect to any breach of any representation, warranty or obligation the Purchaser or the Guarantor must give notice of such claim to VLF within 21 days after becoming so aware.

15.4     PURCHASER ACKNOWLEDGMENTS

         (a) Each of the Purchaser and the Guarantor acknowledges that, except as expressly set out in this Agreement, neither the State, VLF, VRTC, PTC, the Passenger Rail Corporations nor any person acting on behalf of or associated with any of them has made any representation, given any advice or given any warranty or undertaking of any kind in respect to any Plant and Equipment, Rolling Stock, Hired Plant and Equipment, Stock, Spare Parts, Hiring Agreements, Software Licences, Contracts, Book Debts, Intangible Assets or the Goodwill or otherwise in relation to or in connection with the Assets, this Agreement, any of the other Transaction Documents or any transaction or arrangement contemplated under any of them or any other matter relevant to the Purchaser's or the Guarantor's decision to enter into this Agreement or any of the other Transaction Documents.

         (b) Without limiting the Generality of Clause 15.4(a), each of the Purchaser and the Guarantor acknowledges the following:

                  (i) the Disclosed Information (other than the Business Records) and all intellectual property rights in the Disclosed Information (other than the Business Records) will remain the property of the State, VLF, VRTC, PTC or a Passenger Rail Corporation (as the case may be) at all times;

                  (ii) the Disclosed Information did not constitute an invitation, offer or recommendation by or on behalf of the State, VLF, VRTC, PTC or a Passenger Rail Corporation;

                  (iii) the purpose of the Disclosed Information was to provide the Purchaser with information to assist it in preparing and lodging a proposal;

                  (iv) the Disclosed Information did not purport to contain all of the information that the Purchaser or the Guarantor required for the purpose of preparing and lodging a proposal (including the Final Bid) or making the decision to enter into this Agreement or any of the other Transaction Documents and did not purport to have been prepared having regard to the Purchaser's or the Guarantor's business objectives, financial situation or particular needs;

                  (v) neither the State, VLF, VRTC, PTC, the Passenger Rail Corporations nor any other person acting on behalf of or associated with any of them has verified the accuracy, reliability or completeness of the Disclosed Information;

                  (vi) neither the State, VLF, VRTC, PTC, the Passenger Rail Corporations nor any other person acting on behalf of or associated with any of them has made any representation or warranty either express or implied as to the accuracy, reliability or completeness of the Disclosed Information;

                  (vii) the Purchaser and the Guarantor has not relied in any way on the skill or judgment of the State, VLF, VRTC, PTC or the Passenger Rail Corporations or any person acting on behalf of or associated with any of them and has relied absolutely on its own opinion and professional advice based upon its own independent analysis, assessment, investigation and appraisal in deciding to tender a proposal and enter into this Agreement and each of the other Transaction Documents;

                  (viii) the Purchaser and the Guarantor has carried out all relevant investigations and has examined and acquainted itself concerning:

                           (A) the contents, correctness and sufficiency of the Disclosed Information;

                           (B) all information which is relevant to the risks, contingencies and other circumstances which could affect its decision to enter into this Agreement and each of the other Transaction Documents; and

                           (C) all amounts payable between the parties to this Agreement and the other Transaction Documents;

                  (ix) on the basis that the Disclosed Information has been given in good faith and that neither the State, VLF, VRTC, PTC nor any, Passenger Rail Corporation has any knowledge that any part of the Disclosed Information is misleading or deceptive (but acknowledging that none of the State, VLF, VRTC, PTC, any Passenger Rail Corporation or any person acting on behalf of or associated with any of them is under any obligation to make and that none of them has made enquiries to verify that state of knowledge), any statement, representation, term, warranty. condition, promise or undertaking made, given or agreed to by the State, VLF, VRTC, PTC, a Passenger Rail Corporation or any person acting on behalf of or associated with any of them in any prior negotiation, arrangement, understanding or agreement has no effect except to the extent expressly set out or incorporated in this Agreement or another Transaction Document; and

                  (x) the acknowledgments under this Clause 15.4(b) are in addition to and do not replace the terms and conditions already agreed to or accepted by the Purchaser and the Guarantor when receiving, the Disclosed Information.

         (c) Each of the Purchaser and the Guarantor acknowledges that no representation or warranty is made by the State, VLF, VRTC, PTC or any Passenger Rail Corporation (nor has the State, VLF, VRTC, PTC or any Passenger Rail Corporation any liability whatsoever to the Purchaser or the Guarantor) in relation to:

                  (i) the apportioned value ascribed or to be ascribed to any of the Assets for the purposes of taxation, including depreciation, amortisation, capital gains or otherwise; or

                  (ii) the basis on which any allowance or deduction for depreciation of any of the items of Assets may be calculated or allowed to the Purchaser for taxation purposes.

         (d) Each of the Purchaser and the Guarantor acknowledges that no representation or warranty is made by the State, VLF, VRTC, PTC or any Passenger Rail Corporation (nor has the State, VLF, VRTC, PTC or any Passenger Rail Corporation any liability whatsoever to the Purchaser or the Guarantor) in relation to any defects in the computer hardware, software, networks, data storage devices, peripherals, data stored in electronic form and other information technology forming part of or used in the Assets or the Business, including any defect due to the problem commonly known as the Year 2000 problem.

         (e) Each of the Purchaser and the Guarantor acknowledges that no representation or warranty is made by the State, VLF, VRTC, PTC or any Passenger Rail Corporation (nor has the State, VLF, VRTC, PTC or any Passenger Rail Corporation any liability whatsoever to the Purchaser or the Guarantor) in relation to:

                  (i)      the existence of any Stock or Spare Parts;

                  (ii) the state of maintenance, state of repair, condition or serviceability of any item of Plant and Equipment, Stock or Spare Parts;

                  (iii) compliance with any Authorisation in relation to the use or operation of any item of Plant and Equipment, Stock or Spare Parts;

                  (iv) the quality, fitness or suitability of any item of Plant and Equipment, Stock or Spare Parts;

                  (v) the safety of any item of Plant and Equipment, Stock or Spare Parts; or

                  (vi) the accuracy, reliability or completeness of the Asset Register, including whether:

                           (A) all items of Plant and Equipment, Stock or Spare Parts are contained in the Asset Register;

                           (B) items in the Asset Register are Assets to be sold by VLF to the Purchaser under Clause 2; or

                           (C) the Plant and Equipment, Stock or Spare Parts correspond to any description in the Asset Register.

         (f) Each of the Purchaser and the Guarantor warrants to the State, VLF, VRTC, PTC and each Passenger Rail Corporation that in entering, into this Agreement and each other Transaction Document, the Purchaser and the Guarantor is aware that the State, VLF, VRTC, PTC and the Passenger Rail Corporations have relied on the acknowledgments contained in this Clause 15.4 in entering into this Agreement and each of the other Transaction Documents.

         (g) To the extent permitted by law, each of the Purchaser and the Guarantor expressly waives any right which it has (whether at the date of this Agreement or otherwise) to bring any action or make any claim against the State, VLF, VRTC, PTC or any Passenger Rail Corporation or any person acting on behalf of or associated with any of them arising (directly or indirectly) out of any alleged misrepresentation or misleading or deceptive conduct on the part of the State, VLF, VRTC, PTC or any Passenger Rail Corporation or any person acting on behalf of or associated with any of them in providing the Disclosed Information or in connection with this Agreement or any other Transaction Document.

         (h) The Purchaser indemnities the State, VLF, VRTC, PTC and each Passenger Rail Corporation and will hold each of those parties harmless against all claims, proceedings, costs, expenses, loss, liability or damage that any of them may sustain or incur as a result of or in connection with (whether directly or indirectly) any breach of this Clause
                  15.4 by the Purchaser or the Guarantor including, any breach of a warranty given by the Purchaser for the Guarantor under this Clause 15.4.

         (i) Each of the Purchaser and the Guarantor acknowledges that this Clause 15.4 is intended to benefit and is to be interpreted as benefiting the State, VLF, VRTC, PTC and each Passenger Rail Corporation to the extent that this Clause
                  15.4 applies to them and is to be enforceable by them against the Purchaser and the Guarantor accordingly. VLF holds the benefit of the Purchaser's and the Guarantor's representations, warranties, acknowledgments and agreements under this Clause 15.4 on trust for the State, VRTC, PTC and each Passenger Rail Corporation to the extent that this Clause 15.4 applies to them.

         (j) Each of the Purchaser and the Guarantor acknowledges that all of its representations, warranties, acknowledgments and agreements under this Clause 15 survive the execution and delivery of this Agreement and the completion of the transactions contemplated by it.

16.      CONTINUITY OF THE BUSINESS

16.1 VLF covenants with the Purchaser that prior to Completion it will carry on the Business in the usual and ordinary course as it is carried on by VLF at the date of this Agreement and prior to Completion it will do all things reasonably necessary to preserve the Goodwill, taking into account the transactions contemplated and the obligations imposed on VLF by this Agreement.

16.2 Without limiting Clause 16.1, VLF covenants with the Purchaser that prior to Completion VLF will not:

         (a) enter into, terminate or alter the term of any Business Contract or other Contract where the obligation of either party under that Contract is to pay to the other an amount in aggregate exceeding $350,000;

         (b) other than pursuant to any Contract subsisting at the date of this Agreement and disclosed in the Disclosed Information, incur any liability the amount of which exceeds $350,000; or

         (c) dispose of, agree to dispose of, encumber or grant an option over any of the Assets or any interest in them other than in the ordinary course of business, in each case without the Purchaser's prior written consent (which must not be unreasonably withheld).

16.3 VLF agrees that, prior to Completion, it will (at the expense and risk of the Purchaser) provide the Purchaser with reasonable access during business hours to VLF's premises to:

         (a)      observe the conduct of the Business; and

         (b) examine records, property and affairs of VLF relating to the Business (excluding, Board Papers),

         provided that:

                  (i) on each occasion on which access is required, the Purchaser provides VLF with reasonable prior notice of the access that the Purchaser requires (including the identity of the persons who are to exercise that right of access on behalf of the Purchaser); and

                  (ii) such access will not, in VLF's reasonable opinion, interfere with the conduct of the Business.

17.      METHOD OF PAYMENT

         All payments required to be made under this Agreement must be tendered either in Australian dollars in cash or by bank cheque, direct credit or in such other immediately available funds as may be agreed in writing between VLF and the Purchaser.

18.      TIME

18.1 Time is of the essence of this Agreement. However neither VLF nor the Purchaser is at liberty to exercise any right or remedy (other than those set out in Clause 19) arising out of the default of the other in performing or observing any of the terms of this Agreement unless:

         (a) notice is given to the other party specifying the default and stating the intention of the party giving the notice to enforce its rights and remedies if the default is not made good and the proper legal costs incurred by it as a result of the default are not paid within the period specified in the notice (being not less than 14 days from the giving of the notice); and

         (b) the other party fails within that period to remedy the default and pay those costs.

18.2 If a notice is given under Clause 18.1 prior to the Completion Date which states that unless the default is remedied and the costs paid, the Agreement will be treated as having been repudiated by the party in default and the default is not remedied and the costs are not paid within the period specified in the notice, then the Agreement will be deemed to have been repudiated on the expiration of that period.

19.      INTEREST ON DEFAULT

19.1 If any party defaults for more than seven days in payment of any money payable under this Agreement that party must, if demand is made, pay Interest on the amount in default until that amount has been paid in full.

19.2 Interest will accrue daily at the Default Rate for each day from the date on which the amount became due and payable until such amount (and all Interest accrued on it) is paid in full, and is payable on the date payment of the amount is made.

19.3 The right to require payment of Interest under this Clause is without prejudice to any other rights and remedies of the party requiring that payment in respect of the default.

19.4 If a liability under this Agreement becomes merged in an order or judgment of a court of competent jurisdiction, the party obliged to make payment in respect of the default must pay Interest on the amount of that liability as an independent obligation. This Interest accrues from the date the liability becomes due for payment (after or at the time of the order or judgment) until it is paid, at a rate that is the higher of the rate payable under the order or judgment and the Default Rate.

20.      BOOKS AND RECORDS

         All Business Records will become the property of the Purchaser from Completion except to the extent they are required by law to be kept by VLF. VLF will provide the Purchaser with a copy of Business Records required by law to be kept by VLF, upon reasonable notice from the Purchaser to VLF. The Purchaser acknowledges that Board Papers remain the property of VLF after Completion and that VLF is not obliged to provide a copy of any Board Papers to the Purchaser.

21.      ACCESS

         (a) The Purchaser acknowledges and agrees that VLF has continuing reporting obligations under the Financial Management Act 1994
                  (Vic) and the Auditor-General has obligations in respect of VLF under the Audit Act 1994 (Vic). Accordingly, the Purchaser must ensure from Completion until 1 January 2001 that VLF, the Auditor-General and his officers and employees and any representative of the State nominated by the Treasurer are granted access without charge on reasonable notice at all reasonable times to:

                  (i) those employees of the Purchaser and other persons employed or engaged in the conduct of the business after Completion whose knowledge or information is needed by VLF, the Auditor-General or the State; and

                  (ii) to all books, records and other data pertaining to VLF, the Business, the Assets, this Agreement or any other Transaction Document and which are referable to the period on and before Completion, to enable VLF, the Auditor-General and the State to comply with their respective obligations under or in respect of the Financial Management Act 1994 (Vic) and the Audit Act 1994
                  (Vic).

         (b) After Completion the Purchaser must allow VLF to have access on reasonable notice at all reasonable times to the Business Records (and to take extracts from or copies of them) if such access reasonably is required by VLF for or in connection with this Agreement or any other Transaction Document.

22.      CONFIDENTIALITY

22.1     GENERAL OBLIGATIONS

         The parties to this Agreement must keep confidential and not allow, make or cause any disclosure of or in relation to:

         (a)      any Disclosed Information;

         (b)      the terms of this Agreement or any other Transaction
                  Document; and

         (c) any documents which are or information which is confidential under this Agreement, without the prior written consent of each of the other parties.

22.2     EXCEPTIONS

         The parties' obligations in Clause 22.1 do not apply to disclosures to the extent that the disclosure is:

         (a) by a party to its legal and other professional advisers, auditors or other consultants (consultants) or employees of that party or that party's Related Bodies Corporate requiring the information for the purposes of this Agreement or any other Transaction Document (or any transactions contemplated by any of them) or for the purposes of advising that party in relation thereto;

         (b) of information which is at the time lawfully in the possession of the proposed recipient of the information through sources other than a party;

         (c) required by law or by a lawful requirement of any Governmental Agency having jurisdiction over a party or its Related Bodies Corporate;

         (d) required by a lawful requirement of any stock exchange having jurisdiction over a party or its Related Bodies Corporate;

         (e) required in connection with legal proceedings, arbitration or expert determination relating to this Agreement or any other Transaction Document or for the purpose of advising a party in relation thereto;

         (f) of information which is at the time generally and publicly available other than is result of breach of confidence by the party wishing to disclose the information;

         (g) necessary or commercially desirable to an existing or bona fide proposed or prospective financier, however, the party wishing to disclose the information must, if requested by another party, procure that the proposed recipient of the information executes a confidentiality deed in favour of the other parties prior to the disclosure of the confidential information;

         (h) to the Crown in right of the State of Victoria or any minister, officer, employee, agent, adviser or consultant of the State or any of its Governmental Agencies or instrumentalities; or

         (i)      contemplated by Clause 21.

23.      CONSEQUENCES OF TERMINATION

23.1 Termination of this Agreement for whatever cause is without prejudice to any rights or obligations which may have accrued to, or be owing by, a party at or prior to such termination.

23.2 Clauses 1, 15, 17, 19, 22, 24, 31, 32, and this Clause 23 continue to apply after termination of this Agreement.

24.      DUTIES, COSTS AND EXPENSES

24.1     PAYMENT OF DUTY

         Subject to Clause 4.4, the Purchaser must pay:

         (a) any Duty in respect of the execution, delivery and performance of this Agreement the other Transaction Documents and the deeds, instruments, documents and transactions contemplated by them; and

         (b) any interest, fine, penalty, charge or other amount in respect of a failure to pay any Duty on time or as required.

24.2     INDEMNITY

         The Purchaser indemnifies VLF against any amount payable by the Purchaser under Clause 24.1.

24.3     COSTS AND EXPENSES

         Subject to Clause 24.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, registration and performance of this Agreement and the other Transaction Documents and the deeds, instruments, documents and transactions contemplated by them.

25.      NO MERGER

         The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any such transaction.

26.      ASSIGNMENT

         (a) The Purchaser must not assign, encumber or otherwise dispose of or deal with its rights or obligations under this Agreement, or attempt or purport to do so, without the prior written consent of VLF.

         (b) VLF may assign, encumber or otherwise dispose of or deal with its rights and obligations under this Agreement at any time following written notice to the Purchaser.

27.      FURTHER ASSURANCES

         Each party agrees to do all such things and execute all such deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

28.      ENTIRE AGREEMENT

         Except as expressly set out in this Agreement or another Transaction Document, this Agreement and the other Transaction Documents contain the entire agreement between the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties in connection with them.

29.      NO WAIVER

         No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

30.      NOTICES

         Any notice, demand, consent or other communication (a NOTICE) given or made under this Agreement:

         (a) must be in writing, and signed by a person duly authorised by the sender;

         (b) must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fix number last notified by the intended recipient to the sender:

                  (i)      to VLF:       V/Line Freight Corporation
                                         Level 1
                                         589 Collins Street
                                         MELBOURNE VIC 3000
                                         Attention:  Chief Executive Officer
                                         Fax No: (03) 9619 4555

                  (ii)     to the Purchaser:    Freight Victoria Limited
                                                Level 1
                                                140 King, Street
                                                MELBOURNE VIC 3000
                                                Attention: Chief Executive
                                                Fax No: (03) 9827 8464

                  (iii)    to the Guarantor:    Rail America, Inc
                                                301 Yamato Road, Suite 1190
                                                Boca Raton, FL 33431
                                                Attention: Senior Vice President
                                                Fax No: (561) 994 3929

         (c) will be taken to be duly given or made:

                  (i)      in the case of delivery in person, when delivered;

                  (ii) in the case of delivery by post two business days after the date of posting, (if posted to an address in the same country) or seven business days after the date of position (if posted to an address in another country);

                  (iii) in the case of fix, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fix machine number and indicating that the transmission had been made without error, but if the result is that a Notice would be taken to be given or made on a day which is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

31.      GUARANTEE

31.1     GUARANTEE

         In consideration of VLF entering, into this Agreement at the request of the Guarantor, the Guarantor:

         (a) unconditionally and irrevocably guarantees to VLF the due and punctual performance by the Purchaser of all its obligations under this Agreement; and

         (b) separately indemnities VLF against any Liabilities which may be incurred or sustained by VLF in connection with any default or delay by the Purchaser in the due and punctual performance of any of its obligations under this Agreement.

31.2     LIABILITY UNAFFECTED BY OTHER EVENTS

         The liability of the Guarantor under this Clause is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Guarantor from any of its obligations including (without limitation) the grant to the Purchaser or any other person of any time, waiver or other indulgence, or the discharge or release of the Purchaser or any other person from any, obligation.

31.3     CONTINUING GUARANTEE AND INDEMNITY

         This Clause:

         (a) extends to cover this Agreement as amended, varied or replaced, whether with or without the consent of the Guarantor; and

         (b) is a continuing guarantee and indemnity and, despite Completion, remains in full force and effect for so long as the Purchaser has any liability or obligation to VLF under this Agreement and until all of those liabilities or obligations have been fully discharged.

32.      GOVERNING LAW AND JURISDICTION

         The Agreement is governed by the laws of Victoria. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

33.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.

EXECUTED in Melbourne

Each attorney executing this Deed states that he or she has no notice of revocation or suspension of his or her power of attorney.



THE OFFICIAL SEAL of V/LINE                )
FREIGHT was duly affixed in the presence   )
of:                                        )



/s/ ROBIN CLEMENTS                             /s/ ROD O'LOAN
-----------------------------------------      --------------------------------



Robin Clements                                 Rod O'Loan
-----------------------------------------      --------------------------------
Print Name                                     Print Name



THE COMMON SEAL of FREIGHT                )
VICTORIA LIMITED was duly affixed in      )
the presence of:                          )



/s/ DAVID J. FERRIS                            /s/ M. VAN ONSELEN
-----------------------------------------      --------------------------------


David J. Ferris                                M. Van Onselen
-----------------------------------------      --------------------------------
Print Name                                     Print Name

SIGNED for and on behalf of              )
RAILAMERICA, INC. by its duly            )
appointed attorney in the presence of:   )



/s/ KERRY C. H. DUNCAN                         /s/ M. VAN ONSELEN
-----------------------------------------      --------------------------------



Kerry C. H. Duncan                             M. Van Onselen
-----------------------------------------      --------------------------------
Print Name                                     Print Name